Exhibit 4.2

SPIRE INC.

and

U.S. BANK NATIONAL ASSOCIATION

Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of February 16, 2021

To

INDENTURE

(FOR UNSECURED DEBT SECURITIES)

Dated as of February 16, 2021

2021 Series A 0.75% Remarketable Senior Notes Due 2026

TABLE OF CONTENTS

		Page
ARTICLE ONE

DEFINITIONS

Section 1.01.	Definition of Terms	1

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE SERIES A NOTES

Section 2.01.	Designation and Principal Amount	6
Section 2.02.	Maturity	6
Section 2.03.	Form and Payment; Minimum Transfer Restriction	6
Section 2.04.	Exchange and Registration of Transfer of Series A Notes; Restrictions on Transfers; Depositary	7
Section 2.05.	Interest	8
Section 2.06.	Events of Default	8
Section 2.07.	No Defeasance	9
Section 2.08.	No Sinking Fund or Repayment at Option of Holder	9
Section 2.09.	Increase and Decrease in Pledged Notes	9
Section 2.10.	No Additional Amounts	9
Section 2.11.	Acceleration; Rescission	10
Section 2.12.	Waiver of Defaults	10
Section 2.13.	Waiver of Covenants	11
Section 2.14.	Conveyance by Lease	11
Section 2.15.	Ranking	11

ARTICLE THREE

REDEMPTION OF THE SERIES A NOTES

Section 3.01.	Optional Redemption by Company in Event of Failed Final Remarketing	11
Section 3.02.	Special Event Redemption	12
Section 3.03.	Effect of Redemption	12
Section 3.04.	Notice of Redemption	12
Section 3.05.	Special Event Redemption Procedures	13

ARTICLE FOUR

[RESERVED]

ARTICLE FIVE

FORM OF SERIES A NOTE

Section 5.01.	Form of Series A Note	13

i

ARTICLE SIX

ORIGINAL ISSUE OF SERIES A NOTES

Section 6.01.	Original Issue of Series A Notes	13

ARTICLE SEVEN

RESERVED

ARTICLE EIGHT

MODIFICATION OF INDENTURE

Section 8.01.	Modification of Indenture without Consent of Holders of Series A Notes	14
Section 8.02.	Modification of Indenture with Consent of Holders of Series A Notes	14

ARTICLE NINE

REMARKETING

Section 9.01.	Remarketing Procedures	15
Section 9.02.	Remarketing	16
Section 9.03.	Reset Rate	17
Section 9.04.	Modification of Terms in Connection with a Successful Remarketing	18
Section 9.05.	Put Right	18

ARTICLE TEN

TAX TREATMENT

Section 10.01.	Tax Treatment	19
ARTICLE ELEVEN

THE TRUSTEE

Section 11.01.	Security Registrar and Paying Agent	19
Section 11.02.	Concerning the Trustee	19
Section 11.03.	Patriot Act Requirements of Trustee	19
Section 11.04.	Notice upon Trustee	20
ARTICLE TWELVE
MISCELLANEOUS

Section 12.01.	Ratification of Indenture	20

ii

Section 12.02.	Trustee Not Responsible for Recitals	20
Section 12.03.	Governing Law	20
Section 12.04.	Separability	20
Section 12.05.	Counterparts	20
Section 12.06.	Trust Indenture Act	20

Exhibits

Exhibit A	Form of Series A Note

Exhibit B	Form of Put Notice

iii

FIRST SUPPLEMENTAL INDENTURE, dated as of February 16, 2021 (this “First Supplemental Indenture”), between Spire Inc. (formerly The Laclede Group, Inc.), a corporation duly organized and existing under the laws of the State of Missouri, having its principal office at 700 Market Street, St. Louis, Missouri 63101 (the “Company”), and U.S. Bank National Association, as trustee (the “Trustee”).

WHEREAS, the Company executed and delivered the Indenture, dated as of February 16, 2021, to the Trustee (the “Base Indenture”), to provide for the issuance of the Company’s debentures, notes or other evidences of indebtedness (the “Securities”), in one or more fully registered series (such indenture, as supplemented by this First Supplemental Indenture, being herein referred to as the “Indenture”);

WHEREAS, pursuant to Section 1201 of the Base Indenture, the Company desires to provide for the issuance of a new series of its Securities to be known as its 2021 Series A 0.75% Remarketable Senior Notes Due 2026 (the “Series A Notes”) and to establish the form of the Series A Note thereof, as provided in Section 201 of the Base Indenture, and to set forth the terms thereof, as provided in Section 301 of the Base Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture; and

WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company, in accordance with its terms, and to make the Series A Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done;

NOW THEREFORE, in consideration of the premises and the purchase and acceptance of the Series A Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and terms of the Series A Notes, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Series A Notes, as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01. Definition of Terms. Unless the context otherwise requires:

(a) each term defined in the Indenture has the same meaning when used in this First Supplemental Indenture;

(b) each term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

(c) each capitalized term not otherwise defined herein or in the Indenture has the same meaning as defined in the Purchase Contract and Pledge Agreement (as defined below);

(d) all other terms used herein which are defined in the Trust Indenture Act of 1939, as amended, whether directly or by reference therein, have the meanings assigned to them therein;

(e) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture unless otherwise stated;

(f) the singular includes the plural and vice versa; and

(g) headings are for convenience of reference only and do not affect interpretation.

“Accounting Event” means the receipt by the audit committee of the Company’s Board of Directors (or, if there is no such committee, by such Board of Directors) of a written report in accordance with Statement on Auditing Standards (“SAS”) No. 97, “Amendment to SAS No. 50—Reports on the Application of Accounting Principles,”—from the Company’s independent auditors, provided at the request of the Company’s management, to the effect that, as a result of a change in accounting rules that becomes effective after the date of original issuance of the Series A Notes, the Company must either (1) account for the Purchase Contracts as derivatives (or otherwise mark-to-market or measure the fair value of all or any portion of the Purchase Contracts with changes appearing in the Company’s income statement) or (2) account for the Equity Units using the if-converted method, and that such accounting treatment will cease to apply upon Redemption of the Series A Notes.

“Business Day” any day which is not a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close or a day on which the Corporate Trust Office of the Trustee is closed for business.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) shares issued by that Person.

“Coupon Rate” has the meaning set forth in Section 2.05.

“Corporate Trust Office of the Trustee” means the office of the Trustee at which at any particular time its corporate trust business with respect to the series of Securities herein described shall be principally administered, which office at the date of original execution of this First Supplemental Indenture is located at 190 South LaSalle Street, 10th Floor, MK-IL-SLTR, Chicago, IL 60603, Attention: Corporate Trust Services, and for purposes of services as Security Registrar, Paying Agent or custodian with respect to the Global Securities held by the Depositary and Section 602 of the Base Indenture such office shall also include the office or agency of the Trustee located at 60 Livingston Avenue, 1st Floor – Bond Drop Window, St. Paul, MN 55107, Attn: Corporate Trust Services, or at any other time at such other address as the Trustee may designate from time to time by notice in writing to the parties hereto, or at the corporate trust office of any successor trustee as to which such successor trustee may notify the parties hereto in writing, or if at any time there is more than one Trustee, means the Corporate Trust Office of any such other Trustee with respect to the Securities of the applicable series.

“Equity Unit” shall have the meaning set forth in the Underwriting Agreement.

“Failed Remarketing Redemption Date” shall have the meaning set forth in Section 3.01.

“Failed Remarketing Redemption Price” means for any Series A Note, the principal amount of such Series A Note, plus accrued and unpaid interest, if any, to but excluding the Redemption Date.

“Global Note” shall have the meaning set forth in Section 2.04, and any reference in the Indenture to “Global Securities” shall, in respect of the Series A Notes, mean Global Notes as herein defined.

“Holder” means (i) with respect to the Corporate Units or the Treasury Units, such term as defined in the Purchase Contract and Pledge Agreement and (ii) with respect to the Series A Notes, the Person in whose name at the time a particular Series A Note is registered on the Security Register for Series A Notes kept for that purpose by the Security Registrar, who initially will be, pursuant to Section 11.01, the Trustee.

“Increased Principal Amount” shall have the meaning set forth in Section 2.09.

“Interest Payment” means, with respect to any Interest Payment Date, the interest payment on the Series A Notes due on such Interest Payment Date.

“Interest Payment Date” shall have the meaning set forth in Section 2.05.

“Interest Period” means, with respect to any Interest Payment Date, the period from and including the immediately preceding Interest Payment Date (or if none, from and including February 16, 2021) to, but excluding, such Interest Payment Date.

“Original Issue Date” means February 16, 2021 or, in the case of Series A Notes issued in connection with any exercise by the Underwriters of their overallotment option, the date on which such Series A Notes are issued.

“Pledged Notes” shall have the meaning set forth in Section 2.09.

“Purchase Contract and Pledge Agreement” means the Purchase Contract and Pledge Agreement, dated as of February 16, 2021, between the Company and U.S. Bank National Association, as Purchase Contract Agent, Collateral Agent, Custodial Agent and Securities Intermediary, as amended from time to time.

“Put Price” shall have the meaning specified in Section 9.05.

“Put Right” shall have the meaning set forth in Section 9.05.

“Put Right Default” shall have the meaning set forth in Section 2.06.

“Redemption” means the redemption of the Series A Notes pursuant to the terms of Article Three.

“Redemption Date” means either Failed Remarketing Redemption Date or Special Event Redemption Date, as applicable.

“Redemption Price” means either the Failed Remarketing Redemption Price or the Special Event Redemption Price, as applicable.

“Reduced Principal Amount” shall have the meaning set forth in Section 2.09.

“Regular Record Date” means, with respect to any Interest Payment Date for the Series A Notes, the fifteenth day of the calendar month immediately preceding the calendar month in which the applicable Interest Payment Date falls (whether or not a Business Day).

“Released Note” shall have the meaning set forth in Section 2.09.

“Remarketed Notes” means, with respect to all Remarketings during any Applicable Remarketing Period, the aggregate principal amount of Series A Notes underlying the Pledged Applicable Ownership Interests in Notes and the Separate Notes, if any, subject to Remarketing as identified to the Remarketing Agent(s) by the Purchase Contract Agent and the Custodial Agent, respectively, in each case pursuant to the terms of the Purchase Contract and Pledge Agreement.

“Remarketing Agent(s)” means the Remarketing Agent(s) appointed by the Company, pursuant to the Remarketing Agreement.

“Reset Rate” shall have the meaning specified in Section 9.03.

“Rights Plan” means a plan of the Company providing for the issuance by the Company to all holders of its Common Stock of rights entitling the holders thereof to subscribe for or purchase shares of Capital Stock, which rights (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, in each case until the occurrence of a specified event or events.

“Series A Notes” shall have the meaning specified in Section 2.01.

“Special Event” means either an Accounting Event or a Tax Event.

“Special Event Redemption” means the redemption of the Series A Notes pursuant to the terms hereof following the occurrence of a Special Event.

“Special Event Redemption Amount” means (i) in the case of a Special Event Redemption occurring prior to the earlier of (x) a Successful Remarketing or (y) the Purchase Contract Settlement Date, for each Series A Note, the product of the principal amount of such Series A Note and a fraction, the numerator of which is the Special Event Treasury Portfolio Purchase Price and the denominator of which is the aggregate principal amount of the Series A Notes included in the Corporate Units on the Special Event Redemption Date and (ii) in the case of a Special Event Redemption occurring on or after the earlier of (x) a Successful Remarketing or (y) the Purchase Contract Settlement Date, for each outstanding Series A Note on the Special Event Redemption Date, the principal amount of the Series A Note.

“Special Event Redemption Date” shall have the meaning specified in Section 3.05.

“Special Event Redemption Price” means, for each Series A Note, the Special Event Redemption Amount plus any accrued and unpaid interest, if any, up to, but excluding the Special Event Redemption Date; provided that the interest due and payable on the Special Event Redemption Date will be paid to the record Holder of such Series A Note on the immediately preceding Record Date.

“Special Event Treasury Portfolio” means the Treasury portfolio to be purchased in connection with a Special Event Redemption, which will consist of (i) U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the Purchase Contract Settlement Date in an aggregate amount at maturity equal to the principal amount of the Series A Notes underlying the undivided beneficial ownership interests in the Series A Notes included in the Corporate Units on the Special Event Redemption Date, and (ii) with respect to each scheduled Interest Payment Date on the Series A Notes that occurs after the Special Event Redemption Date and on or prior to March 1, 2024, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to such scheduled Interest Payment Date in an aggregate amount at maturity equal to the aggregate Interest Payment that would have been due on the aggregate principal amount of Series A Notes that would have been components of the Corporate Units on that date (assuming no Special Event Redemption) and assuming that interest accrued from and including the Special Event Redemption Date.

“Special Event Treasury Portfolio Purchase Price” means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City to the quotation agent on the Business Day immediately preceding the Special Event Redemption Date for the purchase of the Special Event Treasury Portfolio for settlement on the Special Event Redemption Date.

“Stated Maturity” shall have the meaning specified in Section 2.02.

“Subjected Note” shall have the meaning set forth in Section 2.09.

“Tax Event” means the receipt by the Company of an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that there is more than an insubstantial risk that interest payable by the Company on the Series A Notes would not be deductible, in whole or in part, by the Company for U.S. federal income tax purposes as a result of any amendment to, change in, or announced proposed change in, the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, any amendment to or change in an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority or any interpretation or pronouncement by any legislative body, court, governmental agency or regulatory authority that provides for a position with respect to any such laws or regulations that differs from the generally accepted position on the date of the prospectus supplement relating to the Equity Units, which amendment, change or proposed change is effective or which interpretation or pronouncement is announced on or after the date of the prospectus supplement relating to the Equity Units.

“Underwriting Agreement” means the Underwriting Agreement, dated as of February 9, 2021, by and among the Company and the several underwriters named on Exhibit A thereto, for whom Credit Suisse Securities (USA) LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC acted as representatives (collectively, the “Underwriters”), for the sale of up to 3,500,000 of the Company’s Corporate Units.

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE SERIES A NOTES

Section 2.01. Designation and Principal Amount. There is hereby authorized a new series of Securities, to be designated the “2021 Series A 0.75% Remarketable Senior Notes Due 2026” (the “Series A Notes”), in the initial aggregate principal amount of $160,000,000 (as the same may be increased by up to $15,000,000 pursuant to the exercise by the Underwriters of their over-allotment option pursuant to the Underwriting Agreement), which amount shall be set forth in any written orders of the Company for the authentication and delivery of Series A Notes pursuant to Section 301 of the Base Indenture and Section 6.01. Any additional Series A Notes issued on account of any exercise by the Underwriters of their over-allotment option will have the same Stated Maturity and other terms as those initially issued and shall be consolidated with and part of the same series of Securities as the Series A Notes initially issued under this First Supplemental Indenture. For the avoidance of doubt, no additional Series A Notes may be issued following the Original Issue Date, except as expressly set forth in the first sentence of this Section 2.01.

Section 2.02. Maturity. The “Stated Maturity” of the Series A Notes is March 1, 2026, which may not be shortened or extended. For the avoidance of doubt, with respect to the Series A Notes, the term “Stated Maturity” refers only to the date on which principal is due and payable as set forth in this Section 2.02.

Section 2.03. Form and Payment; Minimum Transfer Restriction.

(a) Except as provided in Section 2.04, the Series A Notes shall be issued in fully registered definitive form without coupons. All Series A Notes shall have identical terms. Series A Notes corresponding to Applicable Ownership Interests in Notes that are components of Corporate Units shall be registered in the name of the Purchase Contract Agent or its nominee. Principal of the Series A Notes will be payable (subject to the last sentence of this Section 2.03(a)), the transfer of such Series A Notes will be registrable, and such Series A Notes will be exchangeable for Series A Notes of a like aggregate principal amount bearing identical terms and provisions, at the Corporate Trust Office of the Trustee; provided, however, that, except as otherwise provided in the form of Series A Note attached hereto as Exhibit A, payment of interest will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register for the Series A Notes or, if such Person so requests and designates an account in writing to the Trustee at least five Business Days prior to the relevant Interest Payment Date, by wire transfer to such account, and provided, further, that the Company, in its discretion may remove the Paying Agent and may appoint one or more additional Paying Agents (including the Company or any of its affiliates). Payments with respect to any Global Note or any Series A Note corresponding to Applicable Ownership Interests in Notes that are components of Corporate Units will be made by wire transfer to the Depositary or in accordance with any other applicable procedures of the Depositary.

(b) The Series A Notes shall be issuable in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof; provided, however, that upon the release by the Collateral Agent of Series A Notes underlying the Pledged Applicable Ownership Interests in Series A Notes in accordance with Section 3.15 of the Purchase Contract and Pledge Agreement, if any Holder or beneficial owner shall be entitled to receive Series A Notes in an aggregate principal amount that is not an integral multiple of $1,000, upon request of the Purchase Contract Agent, on behalf of such Holder or beneficial owner, the Company shall issue Series A Notes in minimum denominations of $50, or integral multiples thereof, in exchange for Series A Notes in minimum denominations of $1,000 or integral multiples thereof. Section 302 of the Base Indenture shall not apply with respect to the Series A Notes, and any reference in the Indenture to such provision shall, for purposes of the Series A Notes, be deemed to refer instead to this Section 2.03(b).

Section 2.04. Exchange and Registration of Transfer of Series A Notes; Restrictions on Transfers; Depositary. Series A Notes corresponding to Applicable Ownership Interests in Notes that are no longer a component of the Corporate Units and are released from the Collateral Account will be initially issued in permanent global form (a “Global Note”), and if issued as one or more Global Notes, the Depositary shall be The Depository Trust Company or such other depository that is a clearing agency registered under Section 17A of the Exchange Act as any officer of the Company may from time to time designate. On the date on which the Series A Notes registered in the name of the Purchase Contract Agent pursuant to Section 2.03 are issued, the Company shall also issue one or more Global Notes representing Series A Notes, registered in the name of the Depositary or its nominee, each having a zero principal balance. Upon the creation of Treasury Units, or the re-creation of Corporate Units or in any other case where the Collateral Agent releases Series A Notes underlying the Pledged Applicable Ownership Interests in Notes, an appropriate annotation shall be made by the Collateral Agent on the Schedule of Increases or Decreases in Series A Note annexed to the Global Notes held by the Depositary and the Pledged Note held by the Collateral Agent. Except upon recreation of Corporate Units, Series A Notes represented by the Global Notes will be exchangeable for Series A Notes in certificated form only (x) if the Depositary (A) has notified the Company that it is unwilling or unable to continue as depository for the Global Notes or (B) has ceased to be a “clearing agency” registered under the Exchange Act when the Depositary is required to be so registered and the Company receives notice of such cessation and, in either case, a successor depository that is a clearing agency registered under Section 17A of the Exchange Act is not appointed by the Company within 90 days after such notice (or the Company becoming aware of such cessation), or (y) upon the occurrence and during the continuance of an Event of Default or any other event that after notice or lapse of time, would constitute an Event of Default with respect to the Series A Notes and any beneficial owner of a Global Note requests that its beneficial interest be exchanged for a Series A Note in certificated form; provided, subject to Section 2.03, that the Series A Notes in certificated form so issued in exchange for the Global Notes shall be in denominations of $1,000 or any whole multiple of $1,000 above that amount and shall be of like aggregate principal amount and tenor as the portion of the Global Note to be exchanged. Except as provided above, owners of beneficial interests in a Global Note will not be entitled to receive physical delivery of Series A Notes in certificated form and will not be considered the Holders thereof for any purpose under the Indenture. Any Global Note that is exchangeable pursuant to clause (x) of the fourth sentence of this Section 2.04 shall be exchangeable for Series A Notes in certificated form registered in such names as the Depositary shall direct. The second sentence of the sixth paragraph of Section 305 of the Base Indenture shall not apply with respect to the Series A Notes, and any reference in the Indenture to such provision shall, for purposes of the Series A Notes, be deemed to refer instead to the fourth sentence of this Section 2.04.

Section 2.05. Interest.

(a) Interest on the Series A Notes shall be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each, subject to adjustment in accordance with Section 2.05(b), an “Interest Payment Date”), commencing June 1, 2021 and at Stated Maturity, to the Person in whose name the relevant Series A Notes are registered at the close of business on the Regular Record Date for such Interest Payment Date except that interest payable at the Stated Maturity shall be paid to the Person to whom principal is payable. Interest shall be calculated on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during a 30-day month. If any Interest Payment Date, Redemption Date, the Stated Maturity or the date (if any) on which the Company is required to purchase the Series A Notes pursuant to Section 9.05 is not a Business Day, then the applicable payment shall be made on the next succeeding day that is a Business Day and no interest shall accrue or be paid in respect of such delay. Section 113 of the Base Indenture is hereby superseded in its entirety, with respect to the Series A Notes, by the immediately preceding sentence.

(b) The Series A Notes will bear interest initially at the rate of 0.75% per year (the “Coupon Rate”) from and including February 16, 2021 to, but excluding, the date the principal amount thereof is paid or made available for payment, or in the event of a Successful Remarketing, the Remarketing Settlement Date. In the event of a Successful Remarketing of the Series A Notes, the interest rate applicable to the Series A Notes may be reset by the Company, in consultation with the Remarketing Agent(s), to the applicable Reset Rate with effect from the Remarketing Settlement Date, as set forth in Section 9.03. If the interest rate is so reset, the Series A Notes will bear interest at the applicable Reset Rate from, and including, the Remarketing Settlement Date to, but excluding, the date the principal amount thereof is paid or made available for payment. In the event of a Successful Remarketing, following the applicable Remarketing Settlement Date, interest on Series A Notes will be payable semi-annually on March 1 and September 1. If there is no Successful Remarketing, the interest rate applicable to the Series A Notes will not be reset, the Interest Payment Dates shall remain the same and the Series A Notes shall continue to bear interest at the Coupon Rate. The Series A Notes shall bear interest, to the extent permitted by law, on any overdue principal and interest at the Coupon Rate, unless a Successful Remarketing shall have occurred, in which case on and after the Remarketing Settlement Date the Series A Notes shall bear interest, to the extent permitted by law, on any overdue principal and interest at the Reset Rate.

Section 2.06. Events of Default. Any Event of Default as defined in the Base Indenture shall be an Event of Default with respect to the Series A Notes In addition, an Event of Default with respect to the Series A Notes will occur if the Company fails to pay the Put Price of any Series A Note on the Purchase Contract Settlement Date after a Holder’s Put Right has been exercised pursuant to Section 9.05 (a “Put Right Default”). For the avoidance of doubt, and without prejudice to any other remedies that may be available to the Trustee or the Holders of the Series A Notes, no breach by the Company of any covenant or obligation under the Indenture or the terms of the Series A Notes shall be an Event of Default except those that are specifically identified as an Event of Default under the Indenture (including, for the avoidance of doubt in Section 801(c) of the Base Indenture) or a Put Right Default.

Section 2.07. No Defeasance. Prior to the Purchase Contract Settlement Date, the provisions of Section 701 of the Base Indenture shall not apply to the Series A Notes.

Section 2.08. No Sinking Fund or Repayment at Option of Holder. The Series A Notes shall not be subject to any sinking fund or analogous provision and, except in the case of the Put Right, shall not be repayable at the option of a Holder thereof prior to the Stated Maturity.

Section 2.09. Increase and Decrease in Pledged Notes. In the event that any Series A Notes underlying Pledged Applicable Ownership Interests in Notes with respect to any Corporate Units in global form are to be released from the Pledge following a Termination Event, Collateral Substitution, Cash Settlement, Successful Remarketing, Early Settlement or Fundamental Change Early Settlement pursuant to the Purchase Contract and Pledge Agreement (a “Released Note”), such release and delivery shall be evidenced by an endorsement by the Collateral Agent on the Series A Note held by the Collateral Agent (the “Pledged Note”) reflecting a reduction in the principal amount of such Pledged Note equal in amount (the “Reduced Principal Amount”) to the principal amount of the Released Note. The Collateral Agent shall confirm any such Reduced Principal Amount by telecopying or otherwise delivering a photocopy of such endorsement made on the Pledged Note evidencing such Reduced Principal Amount to the Trustee at the telecopier number, e-mail address or other address of the Trustee provided for notices to the Trustee in Section 11.06 (or at such other telecopier number, e-mail address or other address as the Trustee shall provide to the Collateral Agent). Upon receipt of such confirmation, the Trustee shall increase the principal amount of a Global Note held by the Trustee in an amount equal to the Reduced Principal Amount by an endorsement made by the Trustee on such Global Note to reflect such increase. In the event that a Series A Note is transferred to the Collateral Agent pursuant to Section 3.14 of the Purchase Contract and Pledge Agreement (a “Subjected Note”) in connection with the re-creation of Corporate Units, such transfer shall be evidenced by an endorsement by the Collateral Agent on the Pledged Note held by the Collateral Agent reflecting an increase in the principal amount of such Pledged Note equal in amount (the “Increased Principal Amount”) to the principal amount of such Subjected Note. The Collateral Agent shall confirm any such Increased Principal Amount by telecopying or otherwise delivering a photocopy of such endorsement made on the Pledged Note evidencing such Increased Principal Amount to the Trustee at the telecopier number, e-mail address or other address of the Trustee provided for notices to the Trustee in Section 11.06 (or at such other telecopier number, e-mail address or other address as the Trustee shall provide to the Collateral Agent). Upon receipt of such confirmation, the Trustee shall decrease the principal amount of the Global Note held by the Trustee in an amount equal to the Increased Principal Amount by an endorsement made by the Trustee on such Global Note to reflect such decrease.

Section 2.10. No Additional Amounts. The Company will not pay any additional amounts to any Holder who is not a United States person in respect of any tax, assessment or governmental charge.

Section 2.11. Acceleration; Rescission. If an Event of Default for the Series A Notes shall have occurred and be continuing, unless the principal of the Series A Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Series A Notes then Outstanding may declare the entire principal amount of the Series A Notes to be due and payable immediately, and upon such declaration the same shall become due and payable.

The foregoing provisions, however, are subject to the condition that if, at any time after the principal amount of the Series A Notes shall have been so declared due and payable, and before any judgment or decree for the payment of moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Series A Notes and the principal of all Series A Notes which shall have become due otherwise than by declaration (with interest on overdue installments of interest to the extent permitted by law and on such principal at the rate or rates of interest borne by, or prescribed therefor in, the Series A Notes to the date of such payment or deposit) and the amounts payable to the Trustee under Section 907 of the Base Indenture, and any and all defaults under the Indenture with respect to Series A Notes, other than the nonpayment of principal of and any accrued interest on Series A Notes which shall have become due by declaration, shall have been cured, remedied or waived as provided in Section 2.12, then and in every such case the holders of a majority in principal amount of the Series A Notes then Outstanding and as to which such Event of Default has occurred by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences.

Section 802 of the Base Indenture shall not apply to the Series A Notes, and any reference in the Indenture to such provision shall, for purposes of the Series A Notes, be deemed to refer instead to the applicable provision of this Section 2.11.

Section 2.12. Waiver of Defaults. The Holders of at least a majority in principal amount of the Series A Notes, at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indenture with respect to the Series A Notes; provided, however, that, subject to Section 901 of the Base Indenture the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or would conflict with the Indenture, or if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Holders of the Series A Notes not parties to such direction (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders); and provided, further, that nothing in the Indenture shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Holders of the Series A Notes. The Holders of at least a majority in principal amount of the Series A Notes at the time Outstanding, may waive any past default or Event of Default under the Indenture with respect to the Series A Notes, except a default or Event of Default in the payment of the principal of or interest on any of the Series A Notes or in respect of a covenant or provision of the Indenture which under Article Twelve of the Indenture (as amended hereby) cannot be modified or amended without the consent of the Holder of each Series A Note so affected. Upon any such waiver, such default shall cease to exist and any default or Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Any such waiver shall be deemed to be on behalf of the Holders of all the Series A Notes.

Sections 812 and 813 of the Base Indenture shall not apply to the Series A Notes, and any reference in the Indenture to such provision shall, for purposes of the Series A Notes, be deemed to refer instead to the applicable provision in this Section 2.12.

Section 2.13. Waiver of Covenants. The Company may omit in any particular instance to comply with any covenant or condition specifically contained in the Indenture for the benefit of the Series A Notes, if before the time for such compliance the Holders of a majority in principal amount of the Series A Notes at the time Outstanding shall waive such compliance in such instance, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

Section 607 of the Base Indenture shall not apply to the Series A Notes, and any reference in the Indenture to such provision shall, for purposes of the Series A Notes, be deemed to refer instead to the applicable provision in this Section 2.13.

Section 2.14. Conveyance by Lease. Notwithstanding anything to the contrary in Section 1102 of the Base Indenture, the Company shall not be discharged from its obligations and covenants (with respect to the Series A Notes) under the Indenture or the Series A Notes, and may not be dissolved or liquidated, in connection with any conveyance by the Company of its properties and assets substantially as an entirety to any other Person by way of a lease.

Section 2.15. Ranking. For the avoidance of doubt, the Series A Notes shall be general unsecured senior obligations of the Company and rank on a parity with all other unsecured and unsubordinated Securities of the Company, including Securities of other series issued from time to time under the Indenture.

ARTICLE THREE

REDEMPTION OF THE SERIES A NOTES

Section 3.01. Optional Redemption by Company in Event of Failed Final Remarketing. Except in the case of a Special Event Redemption, the Company may redeem the Series A Notes at its option only if there has been a Failed Final Remarketing. In the event of a Failed Final Remarketing, any Series A Notes that remain Outstanding after the Purchase Contract Settlement Date will be redeemable on or after June 1, 2024 at the Company’s option, in whole or in part, at any time and from time to time, at a price per Series A Note equal to the Failed Remarketing Redemption Price (such date, the “Failed Remarketing Redemption Date”). If the Company redeems fewer than all of the Outstanding Series A Notes, and the Series A Notes are Global Notes, they will be selected for redemption in accordance with Applicable Procedures. If the Series A Notes are not Global Notes, the Trustee will select the Series A Notes to be redeemed pursuant to Section 403 of the Base Indenture. The Company may at

any time irrevocably waive the right to redeem the Series A Notes for any specified period (including the remaining term of the Series A Notes). The Company shall not redeem the Series A Notes if the Series A Notes have been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest has been paid in full on all Outstanding Series A Notes for all Interest Periods terminating on or prior to the Failed Remarketing Redemption Date. The Company may block the transfer or exchange of (i) all Series A Notes during a period of 15 days prior to the date on which notice of selection of the Series A Notes for redemption is given, or (ii) any Series A Note being redeemed, except with respect to the unredeemed portion of any Series A Note being redeemed solely in part. Following a Successful Remarketing of the Series A Notes, the Series A Notes will cease to be redeemable at the Company’s option. The last paragraph of Section 305 of the Indenture shall not apply with respect to the Series A Notes.

Section 3.02. Special Event Redemption. If a Special Event shall occur and be continuing, the Company may, at its option, redeem the Series A Notes in whole, but not in part, at any time, at a price per Series A Note equal to the Special Event Redemption Price in accordance with the procedures set forth in Section 3.05 below. If, following the occurrence of a Special Event, the Company exercises its option to redeem the Series A Notes, the proceeds of the Special Event Redemption will be payable in cash to the Holders of the Series A Notes which are not part of Corporate Units. If the Special Event Redemption occurs prior to a Successful Remarketing of the Series A Notes, or if the Series A Notes are not successfully remarketed, prior to the Purchase Contract Settlement Date, the Special Event Redemption Price for the Series A Notes that are components of the Corporate Units at the time of the Special Event Redemption will be distributed to the Collateral Agent, who in turn will purchase the Special Event Treasury Portfolio on behalf of the Holders of Corporate Units and remit the remainder of the Special Event Redemption Price, if any, to the Purchase Contract Agent for payment to the Holders. Thereafter, the Applicable Ownership Interests in the Treasury Portfolio (as referred to in clause (A) of the definition of such terms) will be substituted for the Applicable Ownership Interests in Notes and the Treasury securities referred to in clause (i) of the definition of Special Event Treasury Portfolio will be pledged to the Company through the Collateral Agent to secure the Corporate Unit holders’ obligations to purchase the Company’s Common Stock under the Purchase Contracts.

Section 3.03. Effect of Redemption. Unless the Company defaults in the payment of the Redemption Price, on and after the Redemption Date, once notice of Redemption is given and funds are irrevocably deposited, in each case, in accordance with Sections 404, 405 and 406 of the Base Indenture, (i) interest shall cease to accrue on the Series A Notes to be redeemed on and after the Redemption Date (unless there is a default in payment of the Redemption Price, plus accrued and unpaid interest, if any, to but excluding the Redemption Date), (ii) the Series A Notes to be redeemed shall no longer be Outstanding and (iii) all rights of the Holders in respect of the Series A Notes to be redeemed shall terminate and lapse (other than the right to receive any amount owed in connection with a Redemption but without interest on such amount).

Section 3.04. Notice of Redemption. Subject to Article Four of the Base Indenture, notice of any Redemption pursuant to this Article Three will be sent not less than 30 days and not more than 60 days prior to the Redemption Date to each Holder of Series A Notes to be redeemed at such Holder’s registered address.

Section 3.05. Special Event Redemption Procedures. On or prior to 11:00 a.m., New York City time, on the date of redemption pursuant to the Special Event Redemption (the “Special Event Redemption Date”), the Company shall deposit with the Trustee or with a Paying Agent immediately available funds in an amount sufficient to pay, on the Special Event Redemption Date, the aggregate Special Event Redemption Price for all outstanding Series A Notes. If the Company has paid to the Trustee a sufficient amount of cash in connection with the related Special Event Redemption Date of the Series A Notes, then, if the Series A Notes are Global Notes, on the Special Event Redemption Date, the Trustee will irrevocably deposit with the Depository funds sufficient to pay the Special Event Redemption Price for the Series A Notes being redeemed. The Company will also give the Depository irrevocable instructions and authority to pay the Special Event Redemption Price in immediately available funds to the holders of beneficial interests in the Global Notes. If any Special Event Redemption Date is not a Business Day, then the Special Event Redemption Price will be payable on the next Business Day (and without any interest or other payment in respect of any such delay). However, if payment on the next Business Day causes payment of the Special Event Redemption Amount to be in the next calendar year, then payment will be on the immediately preceding Business Day, in each case with the same force and effect as if made on that payment date. Interest to be paid on or before the Special Event Redemption Date for any Series A Notes called for Special Event Redemption shall be payable to the Holders on the Record Dates for the related Interest Payment Dates.

ARTICLE FOUR

[RESERVED]

ARTICLE FIVE

FORM OF SERIES A NOTE

Section 5.01. Form of Series A Note. The Series A Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms set forth in Exhibit A hereto.

ARTICLE SIX

ORIGINAL ISSUE OF SERIES A NOTES

Section 6.01. Original Issue of Series A Notes. Series A Notes in the initial aggregate principal amount of up to $160,000,000 (or up to $175,000,000 if and to the extent the Underwriters exercise their over-allotment option pursuant to the Underwriting Agreement) may be executed by the Company and delivered to the Trustee for authentication by it, and the Trustee shall thereupon authenticate and deliver said Series A Notes to or upon the written order of the Company, signed by any Officer of the Company, without any further corporate action by the Company.

ARTICLE SEVEN

[RESERVED]

ARTICLE EIGHT

MODIFICATION OF INDENTURE

Section 8.01. Modification of Indenture without Consent of Holders of Series A Notes. In addition to subsections (a) through (k) of Section 1201 of the Base Indenture, without the consent of any Holder of a Series A Note, the Company and the Trustee may (1) modify the form and terms of the Series A Notes in connection with a Successful Remarketing solely to set forth the modifications to the terms of the Series A Notes pursuant to Section 9.04 and (2) amend the Series A Notes, the Indenture (insofar as it relates to the Series A Notes) and this First Supplemental Indenture to conform the provisions thereof or hereof to the descriptions thereof or hereof contained in the preliminary prospectus supplement dated February 8, 2021 for the Equity Units, as supplemented by the related pricing term sheet used in connection with the offering of the Equity Units, under the sections entitled “Description of the Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Notes.” Notwithstanding anything to the contrary in the Indenture, any supplement to any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Section 701 thereof effected pursuant to Section 1201 of the Base Indenture will only apply with respect to the Series A Notes following the Purchase Contract Settlement Date.

Section 8.02. Modification of Indenture with Consent of Holders of Series A Notes. With the consent of the Holders of not less than a majority in the principal amount of Series A Notes then Outstanding (except as otherwise provided in the third proviso of Section 1202 of the Indenture), the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto or to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or this First Supplemental Indenture or of modifying in any manner the rights of the Holders of the Series A Notes; provided, however, that, in addition to the restrictions set forth in the third proviso of Section 1202 of the Base Indenture (which shall apply to this Section 8.02, mutatis mutandis), no supplemental indenture may without the consent of the Holders of each Outstanding Series A Note directly affected thereby: (i) modify the Put Right of Holders of the Series A Notes upon a Failed Remarketing in a manner materially adverse to the Holders, (ii) modify the Remarketing provisions of the Series A Notes in a manner materially adverse to the Holders or (iii) modify Section 2.15 in a manner adverse to Holders, it being understood that any modification of the terms of the Series A Notes permitted pursuant to Section 9.04 in connection with a Remarketing that is made in accordance with the terms of the Indenture and this First Supplemental Indenture may be made without the consent of any Holders of the Series A Notes. The first paragraph of Section 1202 of the Base Indenture shall not apply with respect to the Series A Notes (other than the third proviso therein, which shall apply as set forth in the immediately preceding sentence), and any reference in the Indenture to the provisions therein shall, for purposes of the Series A Notes, be deemed to refer instead to the applicable provision in this Section 8.02.

ARTICLE NINE

REMARKETING

Section 9.01. Remarketing Procedures.

(a) In the case of an Optional Remarketing, unless a Termination Event or a Special Event Redemption has occurred prior to the Optional Remarketing Period, or in the case of a Final Remarketing, unless a Successful Optional Remarketing, a Special Event Redemption or Termination Event has occurred prior to the Final Remarketing Period, the Company shall engage the Remarketing Agent(s) pursuant to the Remarketing Agreement for the Remarketing of the Series A Notes as set forth under Section 9.02. The Company shall, no later than (a) in the case of an Optional Remarketing, 15 calendar days prior to the first day of the Optional Remarketing Period or (b) in the case of a Final Remarketing, 15 calendar days prior to the first day of the Final Remarketing Period, request that the Depositary or its nominee notify the beneficial owners or Depositary Participants holding Separate Notes, Corporate Units and Treasury Units, and shall provide a copy of such request to the Collateral Agent and the Purchase Contract Agent, in the case of an Optional Remarketing, of the Company’s intent to attempt an Optional Remarketing in the Applicable Remarketing Period, and in all cases, of the proposed Remarketing Dates and the procedures to be followed in each Remarketing, including the procedures to be followed by Holders of Separate Notes to participate in a Remarketing, the applicable procedures for Holders of Corporate Units to create Treasury Units or Holders of Treasury Units to recreate Corporate Units, as the case may be, the applicable procedures for Holders of Corporate Units to effect an Early Settlement and, in the case of a Final Remarketing, applicable procedures to effect a Cash Settlement and the applicable procedures that must be followed by a Holder of Separate Notes if such Holder wishes to exercise its Put Right or by a Holder of Corporate Units if such Holder elects not to exercise its Put Right.

(b) At any time after notice is given by the Company in accordance with Section 9.01(a) and prior to 4:00 p.m., New York City time, on the second Business Day immediately preceding the first day of the Applicable Remarketing Period, other than during a Blackout Period, each Holder of Separate Notes may elect to have Separate Notes held by such Holder remarketed in the applicable Remarketing for which notice was given. A Holder making such an election must notify the Custodial Agent and deliver such Separate Notes to the Custodial Agent in accordance with the provisions set forth in the Purchase Contract and Pledge Agreement. Any such notice and delivery may not be conditioned upon the level at which the Reset Rate is established in the Remarketing. Any such notice and delivery may be withdrawn, other than during a Blackout Period, by notifying the Custodial Agent on or prior to 4:00 p.m., New York City time, on the second Business Day immediately preceding the first day of the Applicable Remarketing Period in accordance with the Purchase Contract and Pledge Agreement. Any such notice and delivery not withdrawn in accordance with the immediately preceding sentence will be irrevocable with respect to each Remarketing to occur during the Applicable Remarketing Period. Pursuant to Section 5.02 of the Purchase Contract and Pledge Agreement, by (or, in the case of a Final Remarketing, promptly after) 4:00 p.m., New York City time on the Business Day immediately preceding the first day of the Applicable Remarketing Period, the Custodial Agent, based on the notices and deliveries received by it prior to such time, shall notify the Remarketing Agent(s) of the aggregate principal amount of Separate Notes surrendered for Remarketing. Pursuant and subject to Section 5.02 of the Purchase Contract and Pledge Agreement, Series A Notes that underlie Applicable Ownership Interests in Notes included in Corporate Units will be deemed surrendered for Remarketing (unless in the case of a Final Remarketing, the Holder thereof has duly notified the Purchase Contract Agent of its intent to effect a Cash Settlement and timely paid the Purchase Price) and will be remarketed in accordance with the terms of the Remarketing Agreement and the Purchase Contract and Pledge Agreement.

(c) The right of each Holder of Remarketed Notes to have such Series A Notes remarketed on any Remarketing Date and sold on any Optional Remarketing Date or Final Remarketing Date, as the case may be, shall be subject to the conditions that (i)(A) the Remarketing Agent(s) conduct any Optional Remarketing or (i)(B) in the case of a Final Remarketing, that no Successful Optional Remarketing has occurred pursuant to the terms of the Remarketing Agreement and the Purchase Contract and Pledge Agreement, (ii) neither a Termination Event nor a Special Event Redemption has occurred prior to the Optional Remarketing Date or Final Remarketing Date, as the case may be, (iii) the Remarketing Agent(s) are able to find a purchaser or purchasers for Remarketed Notes at the Remarketing Price based on the Reset Rate and (iv) each condition precedent to settlement of the Remarketed Notes set forth in the Remarketing Agreement is satisfied or waived.

(d) Neither the Trustee, the Company, nor the Remarketing Agent(s) shall be obligated in any case to provide funds to make payment upon surrender of Series A Notes for remarketing.

Section 9.02. Remarketing.

(a) Unless a Termination Event or a Special Event Redemption has occurred prior to such date, if the Company elects to conduct an Optional Remarketing during an Optional Remarketing Period selected by the Company pursuant to the Purchase Contract and Pledge Agreement, the Remarketing Agent(s) shall use its commercially reasonable efforts to remarket the Remarketed Notes at the applicable Remarketing Price as provided in the Remarketing Agreement.

(b) In the case there is no Successful Optional Remarketing during the Optional Remarketing Period, either because the Remarketing Agent(s) are unable to remarket the Series A Notes at the applicable Remarketing Price or because a condition precedent to the Remarketing has not been satisfied, and unless a Termination Event or a Special Event Redemption has occurred prior to such date, during the Final Remarketing Period, the Remarketing Agent(s) shall use its commercially reasonable efforts to remarket the Remarketed Notes at the applicable Remarketing Price as provided in the Remarketing Agreement.

(c) The Remarketing on any Remarketing Date will be considered successful if the resulting proceeds are at least equal to the applicable Remarketing Price. The Company has the right to postpone any Optional Remarketing for any reason in its sole and absolute discretion.

(d) The Company has the right to postpone the Final Remarketing in its sole and absolute discretion on any day prior to the last three Business Days of the Final Remarketing Period.

Section 9.03. Reset Rate.

(a) In connection with each Remarketing, in order to remarket the Series A Notes, the Company in consultation with the Remarketing Agent(s), may reset the interest rate on the Series A Notes either upward or downward, as provided in the Remarketing Agreement, the new interest rate being referred to herein as the “Reset Rate.”

(b) Anything herein to the contrary notwithstanding, no Reset Rate shall in any event exceed the maximum rate permitted by applicable law.

(c) In the event of a Successful Remarketing, the interest rate for the Series A Notes shall be reset on the Remarketing Settlement Date to the applicable Reset Rate as determined by the Company in consultation with the Remarketing Agent(s), under the Remarketing Agreement, and the Company shall (1) notify the Trustee by an Officers’ Certificate delivered to the Trustee and (2) request the Depositary to notify its Depositary Participants holding Series A Notes, in each case, of the Reset Rate no later than 9:00 a.m. New York City time on the Business Day following the date of the Successful Remarketing. Upon a Successful Remarketing, the Reset Rate shall apply to all Outstanding Series A Notes, whether or not the Holders of all Outstanding Series A Notes participated in such Remarketing.

(d) If a reset of the interest rate on the Series A Notes occurs pursuant to a Successful Optional Remarketing, the Reset Rate shall be the interest rate determined by the Company in consultation with the Remarketing Agent(s) as the interest rate the Series A Notes should bear in order for the Remarketing proceeds to equal at least 100% of the sum of the Treasury Portfolio Purchase Price and the Separate Notes Purchase Price (if any).

(e) If a reset of the interest rate on the Series A Notes occurs pursuant to a Successful Final Remarketing, the Reset Rate shall be the interest rate determined by the Company in consultation with the Remarketing Agent(s) as the interest rate the Series A Notes should bear in order for the Remarketing proceeds to equal at least 100% of the aggregate principal amount of Series A Notes to be remarketed.

(f) In the event of a Failed Remarketing, or if no Applicable Ownership Interests in Notes are included in Corporate Units (or the Holder of each such Corporate Unit has duly notified the Purchase Contract Agent of its intent to effect a Cash Settlement and timely paid the Purchase Price) and none of the Holders of the Separate Notes elect to have their Series A Notes remarketed in any Remarketing, the applicable interest rate on the Series A Notes will not be reset and will continue to be the Coupon Rate.

(g) If there is a Failed Remarketing, the Company shall cause a notice of the unsuccessful Remarketing to be published not later than 9:00 a.m., New York City time on the Business Day following the Applicable Remarketing Period. This notice shall be validly published by filing a Form 8-K or by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service.

Section 9.04. Modification of Terms in Connection with a Successful Remarketing. Following any Successful Remarketing of the Series A Notes:

(a) the interest rate on the Series A Notes may be reset, pursuant to Section 9.03;

(b) interest will continue to be payable on the Series A Notes semi-annually, on March 1 and September 1 of each year; and

(c) the Series A Notes will cease to be redeemable at the Company’s option, pursuant to Section 3.01 hereof.

All such modifications shall take effect on the Optional Remarketing Settlement Date or the Purchase Contract Settlement Date, as the case may be, and shall apply to all Outstanding Series A Notes, whether or not included in such Successful Remarketing

Section 9.05. Put Right.

(a) If there has not been a Successful Remarketing on or prior to the last day of the Final Remarketing Period, Holders of Series A Notes will, subject to this Section 9.05, have the right (the “Put Right”) to require the Company to purchase such Series A Notes for cash on the Purchase Contract Settlement Date, at a price per Series A Note to be purchased equal to the principal amount of the applicable Series A Note, plus accrued and unpaid interest to the date of repayment (the “Put Price”).

(b) The Put Right of a Holder of a Separate Note shall only be exercisable upon delivery of a notice substantially in the form attached as Exhibit B hereto (or, in the case of Global Notes, in accordance with applicable procedures of the Depositary), together with such Holder’s Separate Notes, to the Trustee by such Holder at or prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date. Such Put Right for a Holder of a Separate Note may be exercised with respect to all or a portion of such Holder’s Separate Notes (so long as such portion is an integral multiple of $1,000 principal amount). Prior to the Purchase Contract Settlement Date, the Company shall deposit with the Trustee immediately available funds in an amount sufficient to pay, on the Purchase Contract Settlement Date, the aggregate Put Price of all Separate Notes with respect to which a Holder has exercised a Put Right. In exchange for any Separate Notes surrendered pursuant to the Put Right, the Trustee shall then distribute such amount to the Holders of such Separate Notes.

(c) If there has not been a Successful Remarketing on or prior to the last day of the Final Remarketing Period, the Put Right of Holders with respect to Series A Notes relating to Applicable Ownership Interests in Notes included in Corporate Units will be deemed to be automatically exercised in accordance with Section 5.02(b) of the Purchase Contract and Pledge Agreement (unless any such Holder has duly notified the Purchase Contract Agent of its intent to effect a Cash Settlement and timely paid the Purchase Price).

(d) Series A Notes purchased pursuant to the Put Right shall be cancelled by the Trustee.

ARTICLE TEN

TAX TREATMENT

Section 10.01. Tax Treatment. The Company agrees, and by acceptance of a Corporate Unit or a Separate Note, each Holder (or beneficial owner) will be deemed to have agreed for United States federal, state and local income tax purposes (unless otherwise required by any taxing authority or required by a change in law occurring after the Original Issue Date) (a) to treat each beneficial owner of a Corporate Unit as the owner of each of the applicable stock purchase contract and the applicable interests in the Collateral, including the Series A Notes underlying the Applicable Ownership Interest in Notes constituting a part of such Corporate Unit, (b) to treat the Series A Notes as indebtedness, (c) with respect to Holders (or beneficial owners) who purchase Corporate Units upon issuance, to allocate, as of the Original Issue Date, 100% of a Holder’s (or beneficial owner’s) purchase price for a Corporate Unit to the Applicable Ownership Interests in Notes and 0% to each Purchase Contract, which will establish each Holder’s (or beneficial owner’s) initial tax basis in each Purchase Contract as $0 and each Holder’s (or beneficial owner’s) initial tax basis in each Applicable Ownership Interest in Notes as $50, and (d) in all events, not to take any position for United States federal, state or local income tax purposes that is inconsistent with or contrary to the above covenants.

ARTICLE ELEVEN

THE TRUSTEE

Section 11.01. Security Registrar and Paying Agent. Pursuant to the Indenture, the Company hereby appoints the Trustee as “Security Registrar” and “Paying Agent” with respect to the Series A Notes.

Section 11.02. Concerning the Trustee. The Trustee in each of its capacities hereunder assumes no duties, responsibilities or liabilities by reason of this First Supplemental Indenture other than as set forth in the Indenture or as expressly set forth herein and, in carrying out its responsibilities hereunder, shall have all of the rights, powers, privileges, protections, duties and immunities which it possesses in such capacities under the Indenture.

Section 11.03. Patriot Act Requirements of Trustee. The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The parties to this First Supplemental Indenture agree that they will provide to the Trustee such information as it may request, from time to time, in order for the Trustee to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

Section 11.04. Notice upon Trustee. Any notice, direction, request, demand, consent or waiver by the Company or any Holder to or upon the Trustee, Security Registrar or Paying Agent for the Series A Notes shall be deemed to have been sufficiently given, made or filed, for all purposes, if given, made or filed in writing at the Corporate Trust Office of the Trustee.

ARTICLE TWELVE

MISCELLANEOUS

Section 12.01. Ratification of Indenture. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 12.02. Trustee Not Responsible for Recitals. The recitals and statements herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to and shall not be responsible for the validity or sufficiency of this First Supplemental Indenture or for the Series A Notes. Neither the Trustee nor any Agent shall be responsible for determining whether a Special Event has occurred or providing notice to any person regarding any Special Event.

Section 12.03. Governing Law. This First Supplemental Indenture and each Series A Note shall be governed by and construed in accordance with the laws of the State of New York.

Section 12.04. Separability. In case any one or more of the provisions contained in this First Supplemental Indenture or in the Series A Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Series A Notes, but this First Supplemental Indenture and the Series A Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 12.05. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

Section 12.06. Trust Indenture Act. This First Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions. If any provision in this First Supplemental Indenture limits, qualifies or conflicts with another provision of hereof which is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.

SPIRE INC.

By:	/s/ Ellen L. Theroff
Name: Ellen L. Theroff
Title: Vice President, Chief Governance Officer and Corporate Secretary

[Signature Page to First Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Linda E. Garcia
Name: Linda E. Garcia
Title: Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A

FORM OF 2021 SERIES A 0.75% REMARKETABLE SENIOR NOTE DUE 2026

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. THE TRUSTEE MAY MAKE SUCH NOTATIONS ON THE SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY APPENDED HERETO AS MAY BE REQUIRED PURSUANT TO THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

THE SECURITIES EVIDENCED HEREBY WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN DENOMINATIONS OF $1,000 AND ANY GREATER INTEGRAL MULTIPLE OF $1,000, EXCEPT AS PROVIDED IN THE FIRST SUPPLEMENTAL INDENTURE. ANY ATTEMPTED TRANSFER, SALE OR OTHER DISPOSITION OF SECURITIES IN A DENOMINATION OF LESS THAN $1,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER EXCEPT AS PROVIDED IN THE FIRST SUPPLEMENTAL INDENTURE. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF PAYMENTS IN RESPECT OF SUCH SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH SECURITIES.

*	Insert in Global Securities.

SPIRE INC.

[Up to]** $[ ]

2021 SERIES A 0.75% REMARKETABLE SENIOR NOTE DUE 2026

Dated: [ ] [ ], 20[ ]

NUMBER R-[ ]	[CUSIP NO: 84857L AB7	]*
Registered Holder:	[ISIN NO: US84857LAB71	]*

*	Insert in Global Securities.
**	Insert in Global Securities and Securities included in Corporate Units in global form.
***	Insert in Securities other than Global Securities and Securities included in Corporate Units in global form.

Spire Inc., a corporation duly organized and existing under the laws of Missouri (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Holder named above, the principal sum of [of _______ Dollars]*** [specified in the Schedule of Increases or Decreases in this Security annexed hereto]** on March 1, 2026 (the “Stated Maturity”), and to pay interest thereon at the rate of 0.75% per annum, such interest to accrue from February 16, 2021, subject to any reset of such interest rate in connection with a Successful Remarketing, as described below.

Subject to changes in the interest payment dates as set forth in the First Supplemental Indenture (as defined on the reverse hereof) in connection with a Successful Remarketing, interest is payable quarterly in arrears on each March 1, June 1, September 1 and December 1, commencing on June 1, 2021 (the “Interest Payment Dates”), until the principal thereof is paid or made available for payment. On and after the Purchase Contract Settlement Date or, if earlier, the Optional Remarketing Settlement Date, interest on this Security will be payable at the relevant Reset Rate or, if the interest rate has not been reset, at the Coupon Rate of 0.75% per annum. The Reset Rate, if any, shall be established pursuant to the terms of the Indenture (as defined on the reverse hereof) and the Remarketing Agreement. If Interest Payments are not paid, they will accrue and compound on each Interest Payment Date until paid at the annual rate of 0.75% per annum, to the extent permitted by applicable law, unless a Successful Remarketing shall have occurred, in which case on and after the Remarketing Settlement Date, this Security shall bear interest, to the extent permitted by law, on any overdue principal and interest at the Reset Rate.

The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during a 30-day month. The interest so payable on an Interest Payment Date will be paid to the Person in whose name this Security is registered, at the close of business on the Regular Record Date next preceding such Interest Payment Date;

provided that interest payable at Stated Maturity will be paid to the Person to whom principal is payable.

Any such interest that is not so punctually paid or duly provided for, will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid (i) to the Person in whose name this Security (or any Series A Note issued upon registration of transfer or exchange thereof) is registered at the close of business on the record date for the payment of such defaulted interest established in accordance with Section 3.07 of the Indenture or (ii) at any time in any other lawful manner not inconsistent with the requirements of the securities exchange, if any, on which the Series A Notes may be listed, and upon such notice as may be required by such exchange. The “Regular Record Date” with respect to any Interest Payment Date for the Series A Notes, will be the fifteenth day of the calendar month immediately preceding the calendar month in which the applicable Interest Payment Date falls (whether or not a Business Day).

If an Interest Payment Date, Redemption Date or the Stated Maturity of the Series A Notes or the date (if any) on which the Company is required to purchase the Series A Notes falls on a day that is not a Business Day, the applicable payment will be made on the next succeeding Business Day, and no interest shall accrue or be paid in respect of such delay.

This Security may be presented for payment of principal and interest at the office of the Paying Agent, in the continental United States; provided, however, that payment of interest will be made by the Company (i) by check mailed to such address of the Person entitled thereto as the address shall appear on the Security Register of the Series A Notes or (ii) if such Person so requests and designates an account in writing to the Trustee at least five Business Days prior to the relevant Interest Payment Date, by wire transfer to such account. Payment of the principal and interest on this Security shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

In the case of any conflict between this Security and the Indenture, the provisions of the Indenture shall control.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature of one of its authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

SPIRE INC.

By:
Name:
Title:

Attest:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

U.S. Bank National Association, as Trustee

By:
Name: Linda E. Garcia
Title: Vice President

[Reverse of Security]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture between the Company and U.S. Bank National Association, as successor Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture) (the “Base Indenture”), as supplemented by the first supplemental indenture each dated as of February 16, 2021 (the “First Supplemental Indenture” and together with the Base Indenture, as so supplemented and as it may be hereafter supplemented and amended from time to time, the “Indenture”), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof (the “Series A Notes”) initially limited in aggregate principal amount to $175,000,000.

As provided in and subject to the provisions in the Indenture, if (i) a Special Event shall occur and be continuing, the Company may, at its option, redeem the Series A Notes, in whole, but not in part, at a price equal to the Special Event Redemption Price and (ii) if there has been a Failed Final Remarketing, the Company may, at its option, redeem the Series A Notes, in whole or in part, from time to time on or after June 1, 2024, at a price equal to the Redemption Price, in each case, in accordance with Article Four of the Indenture and Article Three of the First Supplemental Indenture.

The Series A Notes shall be remarketed as provided in the First Supplemental Indenture and the Purchase Contract and Pledge Agreement. In connection with a Successful Remarketing, the Remarketing Agent(s), in consultation with the Company, may reset the interest rate. As provided in the First Supplemental Indenture, following any Successful Remarketing of the Series A Notes, the interest will be payable semi-annually, on March 1 and September 1 of each year and the Series A Notes will cease to be redeemable at the Company’s option, other than in connection with a Special Event Redemption.

Pursuant to the First Supplemental Indenture, if there has not been a Successful Remarketing prior to the end of the Final Remarketing Period, Holders of the Series A Notes will have the right to require the Company to purchase such Series A Notes for cash on the Purchase Contract Settlement Date at a price per Series A Note to be purchased equal to the principal amount of the applicable Series A Note plus accrued and unpaid interest, if any, to the date of repurchase.

The Series A Notes are not subject to the operation of any sinking fund and, except as set forth in the First Supplemental Indenture, are not repayable at the option of a Holder thereof prior to the Stated Maturity.

The Indenture contains certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Prior to the Purchase Contract Settlement Date, the provisions of Sections 702 and 703 of the Base Indenture shall not apply to the Series A Notes.

The Company will not pay any additional amounts to any Holder who is not a United States person in respect of any tax, assessment or governmental charge.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of all series at the time Outstanding affected thereby (voting as one class). The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of all series, with respect to which any default under the Indenture shall have occurred and be continuing (voting as one class), on behalf of the Holders of all the Outstanding Securities of such series, to waive, with certain exceptions, such past default with respect to such series and its consequences. The Indenture also permits the Holders of not less than a majority in principal amount of the Outstanding Securities of any series, on behalf of the Holders of all Outstanding Securities of such series, to waive compliance by the Company with certain provisions of the Indenture. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Series A Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, no Holder of Series A Notes shall have any right by virtue or by availing of any provision of the Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as provided in the Indenture, and unless also the Holders of not less than a majority in principal amount of all Outstanding Securities of all series in respect of which such Event of Default shall have occurred and be continuing (considered as one class) shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under the Indenture and shall have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have declined to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee by the Holders of a majority in principal amount of all Outstanding Securities of all series in respect of which such Event of Default shall have occurred and be continuing (considered as one class) pursuant to Section 807 of the Indenture; it being understood and intended, and being expressly covenanted by the taker and Holder of every Series A Note with every other taker and Holder and the Trustee, that no one or more Holders of Series A Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other Holders of Securities or to obtain or seek to obtain priority or preference over to any other of such Holders or to enforce any right under the Indenture, except in the manner therein provided and for the equal and ratable benefit of all such Holders. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

Pursuant to the First Supplemental Indenture, Series A Notes corresponding to Applicable Ownership Interests in Series A Notes that are no longer a component of the Corporate Units and are released from the Collateral Account will be initially issued as Global Securities. Except upon recreation of Corporate Units and except as otherwise provided in the Indenture, Series A Notes represented by Global Securities will not be exchangeable for, and will not otherwise be issuable as, Series A Notes in certificated form. Unless and until such Global Securities are exchanged for Series A Notes in certificated form, Global Securities may be transferred, in whole but not in part, and any payments on the Series A Notes shall be made, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

By acceptance of this Security or a beneficial interest in this Security, each Holder hereof and any Person acquiring a beneficial interest herein, for United States federal, state and local tax purposes, agrees to treat this Security as indebtedness and to take other positions for such tax purposes as set forth in the First Supplemental Indenture.

This Security shall be governed by the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State (without regard to the conflicts of law principles thereof).

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series A Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

Subject to Section 2.03(b) of the First Supplemental Indenture, the Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Series A Notes and of like tenor of a different authorized denomination, as requested in writing by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

No recourse for the payment of the principal of or any premium or interest on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any supplemental indenture, or in this Security, or because of the creation of any indebtedness represented hereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability was expressly waived and released as a condition of, and as consideration for, the execution of the Indenture and is a condition of, and is consideration for, the execution of this Security.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert social security or other identifying number of assignee)

(Please print or typewrite name and address including postal zip code of assignee)

the within Security and all rights thereunder, hereby irrevocably constituting and appointing

Attorney to transfer said Securities on the books of the Company with full power of substitution in the premises.

Date:

By:
Name:
Title:

SCHEDULE OF INCREASES OR DECREASES IN THIS SECURITY

The initial principal amount of this Security is: $

Changes to Principal Amount of [Global] Security

Date	Principal Amount by which this Security is to be Decreased or Increased and the Reason for the Decrease or Increase	Remaining Principal Amount Of this Security	Signature of Trustee

EXHIBIT B

FORM OF PUT NOTICE

TO:	Spire Inc.

U.S. Bank National Association

Please refer to the Indenture between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture) (the “Base Indenture”), as supplemented by the first supplemental indenture, each dated as of February 16, 2021 (the “First Supplemental Indenture” and together with the Base Indenture, as so supplemented and as it may be hereafter supplemented and amended from time to time, the “Indenture”). Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

The undersigned registered Holder of the Series A Note designated below, which is being delivered to the Trustee herewith, hereby requests and instructs the Company to purchase such Series A Note or the portion thereof specified below (so long as such portion is in a principal amount of $1,000 or an integral multiple thereof), in accordance with the terms of the Indenture, at the price of 100% of the principal amount of such Series A Note (or portion thereof) plus accrued and unpaid interest (if any) to the date of repurchase. The Series A Note (or portion thereof) shall be purchased by the Company as of the Purchase Contract Settlement Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature:

NOTICE: The above signature of the Holder hereof must correspond with the name as written upon the face of the Series A Note in every particular without alteration or enlargement or any change whatever.

Signature Guarantee:

Note Certificate Number (if applicable):

Principal Amount:

Portion to be purchased if other than the Principal Amount set forth above:

Social Security or Other Taxpayer Identification Number:

DTC Account Number (if applicable):

Name of Account Party (if applicable):

PAYMENT INSTRUCTIONS: The purchase price of the Series A Note should be paid by check in the name of the person(s) set forth below and mailed to the address set forth below.

B-1

Name(s):
(Please Print)

Address
(Please Print)
(Zip Code)

(Tax Identification or Social Security Number)

B-2